UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 6, 2026

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 8 to the SG Funding Facility

On February 6, 2026, Ares Strategic Income Fund (the “Fund”) and ASIF Funding I, LLC, a wholly owned subsidiary of the Fund (“ASIF Funding I”), entered into Amendment No. 8 to Loan and Servicing Agreement (the “SG Funding Facility Amendment”), by and among ASIF Funding I as borrower, the Fund as servicer, the lenders from time to time parties thereto, Société Générale (“SG”), as swingline lender and agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as document custodian, to amend the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, the “SG Funding Facility”), by and among ASIF Funding I, the Fund as equityholder and servicer, the lenders from time to time parties thereto, SG, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as document custodian.

The SG Funding Facility Amendment, among other things, increased the total commitments under the SG Funding Facility by $500 million from $1.825 billion to $2.325 billion. Pursuant to the terms of the SG Funding Facility Amendment, the interest rate charged on the SG Funding Facility (i) with respect to the incremental $500 million commitment of revolving loans and term loans, is at an applicable margin of 1.75% per annum, and (ii) with respect to the existing $1.825 billion commitment, remains at an applicable margin of 1.80% per annum, plus, in each case, an applicable benchmark (Term SOFR, Daily Compounded CORRA, Daily Simple CORRA, or EURIBOR (each as defined in the SG Funding Facility)). The other terms of the SG Funding Facility remained materially unchanged.

Borrowings under the SG Funding Facility are subject to the SG Funding Facility’s various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SG Funding Facility Amendment and is qualified in its entirety by reference to the copy of the SG Funding Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1	Amendment No. 8 to Loan and Servicing Agreement, dated as of February 6, 2026, among ASIF Funding I, LLC, as borrower, Ares Strategic Income Fund, as servicer, the lenders from time to time party thereto, Société Générale, as agent and swingline lender, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as document custodian.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: February 11, 2026

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer